AMENDED AND RESTATED MASTER LICENSE AGREEMENT

      THIS AGREEMENT, made and entered into this 13th day of November, 2006, by and between SCORES HOLDING COMPANY, INC., a Utah corporation with its principal place of business at 533-535 West 27th Street, New York, NY 10001 and SCORES LICENSING CORP., a New York corporation with its principal place of business at 533-535 West 27th Street, New York, NY 10001 that is a wholly owned subsidiary of SCORES HOLDING COMPANY, INC. (collectively, "Licensor") and ENTERTAINMENT MANAGEMENT SERVICES, INC., a New York corporation with its principal office at 533-535 West 27th Street, New York, NY 10001 or designee("Licensee").

                              W I T N E S S E T H:

      WHEREAS, SCORES HOLDING COMPANY, INC. is the owner of the SCORES trademarks and related intellectual property listed on Exhibit A (the "Scores Name Trademarks"); and

      WHEREAS, SCORES LICENSING CORP. is the owner of the SCORES trademarks and related intellectual property listed on Exhibit B (the "Diamond Dollar Trademarks") (the Scores Name Trademarks and the Diamond Dollar Trademarks will be referred to collectively as the "Scores Trademarks"); and

      WHEREAS, Licensee has been and will continue to be engaged in owning, operating, partnering with and licensing upscale, adult-entertainment cabaret night clubs/restaurants that will conduct business under the name "Scores" or other combined name using the name "Scores" and the Scores Trademarks in some respect (the "Club Business") by and through entities existing or to be formed to operate specific clubs engaged in Club Business ("Club Subsidiary") (the "EMS Business");

      WHEREAS, pursuant to a Master License Agreement dated March 31, 2003 (the "Master License Agreement"), Licensee received from Licensor the right and license to use and sublicense the Scores Trademarks in connection with the EMS Business and the sale of certain merchandise utilizing the Scores Trademarks as hereinafter provided; and

      WHEREAS, the parties have agreed to amend and restate the Master License Agreement to conform to the intentions of the parties when the Master License Agreement was entered into and to the course of conduct consistently engaged in by the parties subsequent thereto.

      NOW, THEREFORE, for and in consideration of the promises, covenants, and agreements contained herein, and for other good and valuable consideration, receipt of which is hereby acknowledged by both parties, the parties agree as follows:

      1. LICENSE GRANT.

      (a) EMS Business. Licensor hereby grants to Licensee and Licensee accepts, an exclusive, world-wide license to use the Scores Trademarks during the Term in connection with the EMS Business in similar fashion to the original "Scores" nightclub located at 333 E. 60th Street, New York, New York subject to the terms and conditions of this License Agreement.

      (b) Merchandising. Licensor hereby grants to Licensee, on the terms and conditions set forth herein, an exclusive license during the Term to use the Scores Trademarks in connection with the retail sale of commercial merchandise, including tee-shirts, sweatshirts, sweat pants, jackets, baseball hats, key rings, and other similar merchandise, all to be sold at and out of each respective location engaged in the Club Business by a Club Subsidiary, including the right to sell any merchandise utilizing the Scores Trademarks relative to a specific Club Subsidiary over the Internet on a site maintained by the Club Subsidiary and by mail order, catalog or at any other location or in any other channel maintained by the Club Subsidiary specific to the Club Subsidiary's Club Business.

      2. ROYALTIES:

      (a) Amount. Licensee agrees to pay Licensor a non-refundable royalty equal to four and 99/100 percent (4.99%) of the Gross Revenues of each Club Subsidiary licensed to use the Scores Trademarks in connection with club Business during the term hereof. Gross Revenues shall mean 100% of a Club Subsidiary's receipts received from a Club Subsidiary's operation of Club Business, less only actual sales tax paid by the Club Subsidiary.

      (b) Non-Club Subsidiaries. Should Licensee enter into a sublicense with any entity that is not a Club Subsidiary, but that desires to license and use the Scores Trademarks, then Licensee shall pay to Licensor a royalty of 50% of the revenues paid to Licensee by the third party entity for use of the Scores Trademarks. Notwithstanding the foregoing for so long as any shareholder, officer or director of Licensee shall serve at the same time serve as an officer or director of Licensor, Licensee shall pay to Licensor a royalty of 100% of the revenues paid to License by the third party entity for use of the Scores Trademarks. For the purposes of the balance of this Agreement, Non-Club Subsidiaries will be required to comply with the same obligations under this Agreement applied to Club Subsidiaries and are included in the definition thereof, with the exception of the royalty amount and calculation thereof.

      (c) Royalty Reports. Licensee shall furnish Licensor with written reports describing in detail all sales that are required to be provided by each Club Subsidiary as and when received from the Club Subsidiary. Club Subsidiaries will be required to provide reports within seven (7) days of the end of each month. The reports will be adjusted (if required) on a quarterly basis, not later than ten (10) days following the end of each calendar quarter period ending in March, June, September and December of each year.

      (d) Payment. Payment of royalties due under this Paragraph shall be made within twenty (20) days of forwarding of each royalty report set forth above.

      3. SUBLICENSES.

      (a) Club Business. Licensee will cause each Club Subsidiary to enter into a sublicense agreement to pay to Licensee, at a minimum, a non-refundable royalty equal to four and 99/100 percent (4.99%) of the Gross Revenues of the Club Subsidiary earned during the term of any such sublicense. Gross Revenues shall mean 100% of Club Subsidiary's receipts, less only actual sales tax paid by the Club Subsidiary. These revenues will be paid to Licensor under section 2 above.

      (b) Further Terms of Sublicense. Each Club Subsidiary will execute an agreement that is at least as restrictive as this Master License Agreement, and that shall contain identical terms and conditions with respect to use, ownership and limitations of the Scores Trademarks, and require Club Subsidiaries to provide payment and royalty reports as set forth in Section 2. The Sublicenses will be non-exclusive and will include provisions applicable to the Club Subsidiary of similar force and effect of sections 4- 7, 9-11 and 14-20 hereof.

      4. APPROVAL BY LICENSOR.

      In order to preserve the value, goodwill and reputation of the Scores Trademarks, Licensee and Licensor shall consult each other during the Term hereof with regard to any marketing, advertising or promotional activities pursuant to the EMS Business. Furthermore, prior to releasing or using any promotional, marketing, advertising or other similar materials which have not been approved by Licensor in the twenty-four (24) month period preceding the proposed use or in the event Licensee intends to utilize any such materials which have been used in the past 24 months but intends to do so in a media not used by Licensor in twenty-four 24-month period preceding the proposed use, Licensee shall first obtain the prior written consent of Licensor for such use, which shall not be unreasonable withheld. In connection with obtaining such consent, Licensee shall send copies of all materials and media for the proposed use so that Licensor can thoroughly evaluate the proposed use.

      5. COMPLIANCE WITH APPLICABLE LAWS AND STANDARDS.

      Licensee is responsible for the compliance with all applicable laws and safety standards regarding the operation of its business, the Location, other licensed locations and the use of the Scores Trademarks herein. Licensor's approval of submissions pursuant to Paragraph 4 above in no way affects, alters, diminishes or waives Licensee's obligations hereunder or under Licensee's obligation to indemnify Licensor as set forth herein below.

      6. BOOKS AND RECORDS; AUDIT.

      Licensee shall, for a minimum of three (3) years from their rendition, keep full and accurate books of account, records, data and memoranda representing Licensee's sales. Licensee further gives Licensor the right, at its own cost and expense, to examine said books and records on reasonable notice, such examination to be conducted in such a manner as to not unreasonably interfere with the business of Licensee. Licensor may also direct it's certified public accountants to audit records of Licensee, and Licensee shall reasonably cooperate in any such audit Licensor or its representatives shall not disclose to any other person, firm, or corporation any information acquired as a result of any examination, provided, however, that nothing contained herein shall be construed to prevent Licensor and/or its duly authorized representatives from using or disclosing said information in any court, arbitration, or other action instituted to enforce the rights of Licensor hereunder.

      7. INTELLECTUAL PROPERTY RIGHTS.

      (a) All copyrights, trademarks and/or patents in the Scores Trademarks and related intellectual property belong solely to Licensor and are within the scope of the license granted herein. Upon termination of this Agreement all intellectual property rights and rights granted herein in the Scores Trademarks immediately revert to Licensor and Licensee agrees to return to Licensor all original artwork, models, samples, prototypes, renderings and drawings incorporating the Scores Trademarks. All use by Licensee of the intellectual property rights of the Scores Trademarks shall inure to the sole benefit of Licensor. Licensee shall execute any and all documents necessary to confirm said reversions of rights and hereby appoints Licensor its attorney-in-fact to execute any such documents in the event Licensee is unwilling or unable to do so. Licensee acknowledges Licensor's exclusive ownership of all intellectual property rights in and to the Scores Trademarks and will not take any action to interfere with or challenge said ownership, including but not limited to registering or attempting to register the same or similar marks or properties anywhere in the World, nor commence or participate in cancellation or opposition proceedings.

      (b) Application and Registration. Licensor shall, at its own expense and in its own discretion, obtain and maintain trademark protection for whatever name or other protectable feature of the Scores Trademarks it deems appropriate.

      8. WARRANTY.

      (a) Licensor hereby warrants that, to the best of its knowledge, the granting of the license hereunder or the subsequent commercial exploitation of the license does not violate the intellectual property or contract rights of any third party. Licensor further warrants that it has not intentionally violated the rights of any third party in granting Licensee this license.

      (b) Licensee hereby warrants that any goods sold by it bearing the Scores Trademarks and each component thereof shall be of good quality and free of defects in design, materials, workmanship and shall comply with all applicable laws and safety standards.

      9. OFFENSIVE LITIGATION.

      Licensee agrees to give Licensor prompt notification of any third party's actions which would constitute an infringement of the rights granted to it by this Agreement. Licensor shall prosecute, at its own discretion, infringement actions against any third party infringers and any recoveries obtained therein shall belong exclusively to Licensor. Licensee shall, at Licensor's expense, cooperate in all respects with Licensor's prosecution of said suits, including but not limited to being named as a party in any such suit, producing documents, appearing as witnesses, etc.

      10. INDEMNIFICATION.

      (a) Licensor agrees to indemnify and hold harmless Licensee from and against any and all damage, loss, and expense incurred as a result of the breach of any of Licensor's warranties herein. This indemnification shall become operative only after a final judgment, order or decree is issued which contains a finding that Licensor intentionally infringed upon the rights of a third party. Any claims made against Licensee which would result in Licensor becoming obligated to indemnify Licensee hereunder shall not permit Licensee to withhold any amounts due Licensor hereunder.

      (b) Licensee agrees to indemnify, defend, and hold harmless Licensor, its agents and employees from and against any and all loss and expense arising out of any claims of personal injury, product liability, wrongful death, negligence, strict liability or other similar action, in addition to the breach of any of its warranties hereunder or the violation of any applicable law or safety standard based on the use of the Scores Trademarks by or on behalf of Licensee and/or its subsidiary, affiliated, controlled company.

      11. TERMINATION.

      (a) In case either party fails to perform under or commits or allows to be committed a breach of any of the several covenants and conditions herein contained, the other party shall notify such party in writing of such failure or default and such party shall then have the right to remedy such failure or default within thirty (30) days. If the default has not been cured within said thirty (30) days of notice to the defaulting party, then the aggrieved party may terminate this Agreement immediately by a further notice in writing. If Licensor shall send notice of default to Licensee based on a failure to pay royalties with respect to any Club Subsidiary, Licensee shall use it's best efforts to collect sums due by a Club Subsidiary within the relevant thirty (30) day period. Upon notice to Licensor that royalties are due by a Club Subsidiary, the cure period shall be extended to ninety (90) days to allow Licensee to resolve the issue with the Club Subsidiary. Should Licensee be unable to resolve the issue or collect the royalties from the Club Subsidiary, then the parties shall reasonably agree to a payment schedule to pay the royalties due within a reasonable time.

      (b) Any termination under this paragraph will be without prejudice to the rights and remedies of either party with respect to any provisions or covenants arising out of breaches committed prior to such termination.

      (c) Licensee may terminate this Master License Agreement on sixty (60) days written notice to Licensor.

      (d) If a petition in bankruptcy is filed by or against Licensee, or Licensee becomes insolvent, or makes an assignment for the benefit of creditors, or any other arrangement pursuant to any bankruptcy law, or if Licensee discontinues its business or if a receiver is appointed for it or its business, to the fullest extent permitted by law at the time of the occurrence, the license hereby granted shall automatically terminate without any notice whatsoever being necessary. In the event this License is so terminated, Licensee, its receivers, representatives, trustees, agents, administrators, successors, and/or assigns shall have no right to sell, use, exploit or in any way deal with or in the Scores Trademarks or anything relating to it whatsoever except with and under the special consent and instructions of Licensor in writing, which they shall be obliged to follow. The parties acknowledge that the effective and proper performance of the provisions of this Agreement is dependent upon several particular individuals employed by Licensee, including but not limited to Richard Goldring, Elliot Osher and William Osher.

      12. TERM.

      Subject to Paragraph 11, the Term of this Agreement shall have commenced on March 31, 2003 and continue for a period of twenty (20) years. Licensee shall have six (6) consecutive five-year options to renew this Agreement provided it is not in breach of this Agreement. Each option will be exercised automatically, unless notice of termination for default is given by Licensor at least ninety (90) days prior to the end of the Term (as the same may be renewed or extended) of the Agreement and in such case Licensee will have the ninety (90) day period to cure any noticed default.

      13. REPRESENTATION.

      It is expressly agreed and understood that neither party hereto is the agent or legal representative of the other and neither party has the authority, express or implied to bind the other or pledge its credit. This Agreement does not create a partnership or joint venture between the two parties.

      14. FORCE MAJEURE.

      It is understood and agreed that in the event of an act of the government, war, fire, flood or other natural disaster, or labor or manufacturing strikes which prevent the performance of this Agreement, such nonperformance will not be considered a breach of this Agreement, and such nonperformance shall be excused while, but not longer than, the conditions described herein prevail. The period of Force Majeure shall not exceed twelve (12) months.

      15. NOTICES.

      All notices, whenever required in this Agreement, will be in writing and sent by certified mail, return receipt requested to the addresses set forth above. Notices will be deemed to have been given two business days following mailing. A copy of all notices to Licensor shall be sent via regular mail to: Adam S. Gottbetter, Esq., Kaplan Gottbetter & Levenson, LLP, 630 Third Avenue, New York, NY 10017.

      16. CONTROLLING LAW.

      This Agreement shall be construed in accordance with the laws of the State of New York, United States of America and jurisdiction over the parties and subject matter over any controversy arising hereunder shall be in the Courts of the State of New York, County of York or the Federal courts therein. Both parties hereby irrevocably consent to said jurisdiction and venue.

      17. ASSIGNMENT.

      This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement, nor any of the rights, interests or obligations hereunder shall be assigned by Licensee without the prior written consent of Licensor, and any attempts to do so without the consent of Licensor shall be void and of no effect. As an express exception to the preceding sentence, Licensee shall have the right to assign this License to any parent, subsidiary or affiliated company on written notice to Licensor.

      18. ENTIRE AGREEMENT.

      This writing constitutes the entire agreement and understanding between the parties. No other oral or written agreements or representations exist or are being relied upon by either party, all being merged herein. Any modifications or additions hereto must be made in writing and signed by both parties.

      19. MISCELLANEOUS.

      (a) The paragraph headings used herein are for reference purposes only and do not effect the meaning or interpretation of this Agreement. If any provisions of this Agreement are for any reason declared to be invalid or illegal, the remaining provisions shall not be affected thereby.

      (b) The failure of either party to enforce any or all of its rights hereunder as they accrue shall not be deemed a waiver of those rights, all of which are expressly reserved.

      (c) This Agreement may be executed in more than one counterpart, all of which shall be deemed to be originals.

      20. SECURITY INTEREST.

      (a) In order to induce Licensor to enter into this Agreement and to secure the complete and timely performance of Licensee's obligations hereunder, Licensee hereby grants to Licensor a security interest in the license granted under this Agreement as well as Licensee's receivables in connection therewith. In the event Licensee defaults under this license and Agreement, Licensor may enforce against Licensee all the rights and remedies of a secured creditor upon default under all applicable laws. In the event Licensee files for bankruptcy under the U.S. Bankruptcy laws, Licensor may enforce all rights and remedies of a secured creditor under the U.S. Bankruptcy Code.

      (b) Licensee agrees to execute any and all documents necessary to perfect Licensor's security interest in this license including, but not limited to, Financing Statement Form UCC-1 and any other security agreements and financing statements evidencing said security interests in such form as may be recorded and perfected according to the laws of the State of New York and the U.S. Patent and Trademark Office.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement of Seven (7) pages as of the date first written above.

SCORES HOLDING COMPANY, INC.                       ENTERTAINMENT
                                                   MANAGEMENT SERVICES, INC.

By: /s/Curtis Smith                                By: /s/ Richard Goldring
    -------------------------                          -------------------------
Title: CFO                                         Title: President
       ----------------------                             ----------------------

                                   SCHEDULE A
                                   ----------

1. U.S. Trademark Registration No. 1855829 for SCORES SHOWROOM with design (INT 25, 41, 42);

2. U.S. Trademark Registration No. 1830405 for SCORES NEW YORK with design (INT 25, 41, 42);

3.    U.S. Trademark Registration No. 1830135 for SCORES (INT. 6, 41, 42)